Exhibit 10.5
                               AGREEMENT

     AGREEMENT, dated as of June 26, 1996, by and between The Stephan Co. ("Stephan") and Charles V. Hall ("Hall")

                              WITNESSETH:

     WHEREAS, Stephan and Hall are parties to a Stock
Purchase Agreement, dated as of June 26, 1996 (the "Stock
Purchase Agreement"), pursuant to which Stephan has agreed to purchase, subject to the terms and conditions contained therein, all of the capital stock of Sorbie Acquisition
Company ("SAC");

     WHEREAS, pursuant to the terms of the Stock Purchase Agreement, Stephan has agreed to assume certain liabilities of Trevor Sorbie of America, Inc. ("TSA"), a wholly-owned subsidiary of, SAC, owing to Hall under that certain Employment Agreement, dated as of June 1, 1994, between Hall and TSA (the "Existing Employment Agreement"); and

     WHEREAS, Hall and Stephan desire to set forth the method of payment of the liabilities owing to Hall pursuant to the Existing Employment Agreement.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.  Method of Payment.  Reference is hereby made to
Section 1.2(b) of the Stock Purchase Agreement. Pursuant to said Section, Stephan agrees, subject to the Closing (as defined in the Stock Purchase Agreement), to assume all of TSA's liabilities owing to Hall and existing as of the Closing (the "Accrued Liabilities"). Hall and Stephan hereby agree that the amount of the Accrued Liabilities is $500,208.33. Following the Closing, Stephan shall provide for the payment of such liabilities by the payment of cash, the issuance to Hall of shares of the common stock of Stephan registered under the Securities Act of 1933, as amended (the "Registered
Stock"), or a combination of the foregoing. The aggregate of the cash and the Registered Stock paid to Hall shall equal the Accrued Liabilities. The type and relative amounts of the consideration to be paid to Hall shall be determined by Stephan in its sole discretion.

     2. Assignment; Binding Effect. This Agreement may not be assigned by Stephan or Hall without the prior written consent of the other party. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. Nothing in this Agreement is intended to confer upon any other person any rights, remedies or legal benefits.

     3. Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the internal laws of the State of Florida.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                               THE STEPHAN CO.

                                               By
                                               President


                                               Charles V. Hall